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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITOR

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Komag, Incorporated for the registration of 2,012,500 shares of its common stock and to the incorporation by reference therein of our report dated January 27, 1995, with respect to the financial statements of Asahi Komag Company, Ltd., which report is included in the Komag, Incorporated Annual Report (Form 10-K) for the year ended January 1, 1995, filed with the Securities and Exchanges Commission.

                                          CHUO AUDIT CORPORATION
Tokyo, Japan
July 17, 1995